UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2005

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)	35-1539838 (IRS Employer Identification No.)

One Main Street
Evansville, Indiana 47708
(Address of Principal Executive Offices, including Zip Code)

(812) 464-1294
(Registrant's Telephone Number, Including Area Code)

________________________________

Item 4.01. Change in Registrant's Certifying Accountant.

(a) On November 7, 2005 the Audit Committee of Old National Bancorp (the "Company") approved the dismissal of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, effective upon the completion of services related to the Company's financial statements as of and for the year ending December 31, 2005 and the Form 10-K in which such financial statements are included.

The reports of PricewaterhouseCoopers LLP on the financial statements of the Company for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2004 and 2003 and through November 7, 2005, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference thereto in its reports on the financial statements for such years.

During the years ended December 31, 2004 and 2003 and through November 7, 2005, there were no reportable events, as defined in Item 304 (a)(1)(v) of Regulation S-K.

A letter from PricewaterhouseCoopers LLP addressed to the Securities and Exchange Commission ("SEC") stating whether or not PricewaterhouseCoopers LLP agrees with the statements set forth above is attached as an exhibit to this Current Report Form 8-K/A.

(b) On November 7, 2005 the Audit Committee of the Company engaged Crowe Chizek and Company LLC as the Company's new independent registered public accounting firm for the year 2006. During the two years ended December 31, 2004 and 2003 and through November 7, 2005, the Company did not consult with Crowe Chizek and Company LLC regarding either (i) the application of accounting principles to any specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements or (iii) any matters or reportable events as set forth in Item 304(a)(1)(iv) and (v) of Regulation S-K.

A copy of the press release issued by the Company on November 10, 2005 announcing the change in the Company's registered accountant is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are furnished herewith and this list constitutes the exhibit index:
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated November 10, 2005
99.1	Press Release issued by Old National Bancorp on November 10, 2005

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp
(Registrant)

Date: November 10, 2005

By: /s/ Christopher A. Wolking
Christopher A. Wolking
Executive Vice President and Chief Financial Officer